Exhibit 99.4

Namib Minerals

Greenstone Corporation

71 Fort Street, PO Box 500

Grand Cayman, Cayman Islands, KY1-1106

January 10, 2025

VIA EDGAR

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F. Street, N.E.

Washington, D.C. 20549

Re:	Namib Minerals, as Registrant (CIK No. 0002026514) Greenstone Corporation, as Co-Registrant (CIK No. 0002034129) Registration Statement on Form F-4 (File No. 333-283650)
Representations Pursuant to Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

Each of Namib Minerals, a foreign private issuer and exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Registrant”), and Greenstone Corporation, a foreign private issuer and exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Co-Registrant” and together with the Registrant, the “Registrants”), is submitting this letter of representations pursuant to Instruction 2 to Item 8.A.4 of Form 20-F (“Item 8.A.4”) in connection with the Registrants’ filing on the date hereof of Amendment No. 1 to the Registration statement on Form F-4, as may be further amended from time to time (the “Registration Statement”). The Registration Statement relates to the business combination transactions contemplated by that certain Business Combination Agreement, dated June 17, 2024, by and among the Registrant, the Co-Registrant, Hennessy Capital Investment Corp. VI, a Delaware corporation, and the other parties thereto, and included as Exhibit 2.1 to the Registration Statement, as amended by that certain Amendment No. 1 to the Business Combination Agreement, dated as of December 6, 2024, included as Exhibit 2.2 to the Registration Statement. In connection with the consummation of the contemplated transactions, the Co-Registrant is expected to become a wholly-owned subsidiary of the Registrant.

The Registrants advise the Commission that included in the Registration Statement are the following consolidated financial statements of the Co-Registrant: (i) the audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022 and (ii) the unaudited consolidated financial statements as of June 30, 2024 and for the six months ended June 30, 2024 and 2023.

Item 8.A.4 of Form 20-F states, in relevant part, that in the case of a company’s initial public offering, the audited financial statements included in the registration statement shall be as of a date not older than 12 months from the time the document is filed, unless a representation is made pursuant to Instruction 2 to Item 8.A.4. Each of the Registrants is making the representations set out below pursuant to such Instruction 2 to Item 8.A.4, which provides that a company may instead comply with the 15-month requirement “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

Each of the Registrants hereby represents that:

1.	It is not currently a public reporting company in any other jurisdiction.

2.	It is not required by any jurisdiction outside the United States to have audited financial statements as of a date not older than 12 months from the date of filing the Registration Statement.

3.	Its full compliance with Item 8.A.4 at present is impracticable and involves undue hardship.

4.	It does not anticipate that the Co-Registrant’s audited financial statements for the fiscal year ended December 31, 2024 will be available until April 2025.

5.	In no event will it seek effectiveness of the Registration Statement if the Co-Registrant’s audited financial statements are older than 15 months.

This letter of representations is being filed as an exhibit to the Registration Statement pursuant to and in accordance with Instruction 2 to Item 8.A.4 of Form 20-F.

NAMIB MINERALS

By:	/s/ Ibrahima Tall
Name:	Ibrahima Tall
Title:	Chief Executive Officer

GREENSTONE CORPORATION

By:	/s/ Ibrahima Tall
Name:	Ibrahima Tall
Title:	Chief Executive Officer